EXHIBIT 99.1



                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE CONTACT:DANIEL M. HEALY
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(631) 844-1258

               NORTH FORK TO PRESENT AT PUTNAM LOVELL CONFERENCE

         MELVILLE, N.Y. - SEPTEMBER 4, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at a Putnam Lovell NBF Conference in New York City the evening of September 4.


         The presentation will also be available through North Fork Bank's website www.northforkbank.com and click on INVESTOR PRESENTATION PUTNAM.



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The presentation may contain certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, worldwide political and social unrest including acts of war, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to read NFB's periodic reports filed with the Securities and Exchange Commission. Access these filings as well as other financial and business information regarding the company at www.northforkbank.com.

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